As filed with the Securities and Exchange Commission on September 28, 1999

                                                      Registration No. 33-95966

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

           ACADIA REALTY TRUST (formerly known as MARK CENTERS TRUST)
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             (Exact name of registrant as specified in its charter)

                                    Maryland
                                   23-2715194
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                         (State or other jurisdiction of
                         incorporation or organization)
                                (I.R.S. Employer
                               Identification No.)

  20 Soundview Marketplace
  Port Washington, New York                                         11050
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(Address of principal executive offices)                         (Zip Code)

                    Mark Centers Trust 1994 Share Option Plan
        Mark Centers Trust 1994 Non-Employee Trustees' Share Option Plan
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                            (Full title of the plan)

                                  Ross Dworman
                      Chairman and Chief Executive Officer
                               Acadia Realty Trust
                            20 Soundview Marketplace
                         Port Washington, New York  11050
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                     (Name and address of agent for service)

                                 (516) 767-8830
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          (Telephone number, including area code, of agent for service)








                              EXPLANATORY STATEMENT

           A total of 600,000 shares of Acadia Realty Trust (the "Registrant" formerly Mark Centers Trust) were registered by Registration Statement on Form S-8, File No. 33-95966, for issuance in connection with the Mark Centers Trust 1994 Share Option Plan as Amended Through June 15, 1995 and Mark Centers Trust 1994 Non-Employee Trustees' Share Option Plan (the "1994 Plans"). On February 4, 1999, the Board of Trustees of the Registrant approved the Acadia Realty Trust 1999 Share Incentive Plan (the "1999 Plan"), which replaces the 1994 Plans; the 1999 Plan was approved by the Registrant's shareholders at its annual meeting held on June 16, 1999. Both the 1999 Plan and the 1994 Plan are intended to qualify as "employee share purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time. Six hundred thousand (600,000) shares of the Registrant which were registered in connection with the 1994 Plans, have not been issued under the 1994 Plans and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 137-138 of the Division of Corporation Finance's Manual of Publicity-Available Telephone Interpretation

853222.1

(January 1997), are being carried forward to, and deemed covered by the Registration Statement on Form S-8 filed by the Registrant on or about the date hereof in connection with the 1999 Plan.


                                     PART II

Item 3.  Incorporation of Documents by Reference.

           The Registration Statement on Form S-8, File No. 33-95966, is incorporated by the reference herein.

853222.1

                        SIGNATURES AND POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on this 28th day of September, 1999.


                                            ACADIA REALTY TRUST


                                            By:  /s/ Ross Dworman
                                                 Ross Dworman
                                                 Chief Executive Officer

                  KNOW  ALL  MEN BY  THESE  PRESENTS,  that  each  person  whose signature appears below constitutes and appoints Ross Dworman and Kenneth F. Bernstein, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                                Date


/s/ Ross Dworman         Chairman of the Board of Trustees    September 28, 1999
Ross Dworman             and Chief Executive Officer
                         (Principal Executive Officer)

/s/ Kenneth F. Bernstein President and Trustee                September 28, 1999
Kenneth F. Bernstein


/s/ Perry S. Kamerman    Senior Vice President of             September 28, 1999
Perry S. Kamerman        Finance (Principal Financial
                         and Accounting Officer)


/s/ Martin L. Edelman    Trustee                              September 28, 1999
Martin L. Edelman


/s/ Marvin L. Levine     Trustee                              September 28, 1999
Marvin L. Levine


_____________________    Trustee                              September __, 1999
Lawrence J. Longua


/s/ Marvin Slomowitz     Trustee                              September 28, 1999
Marvin Slomowitz


_____________________    Trustee                              September __, 1999
Gregory White


853222.1